Exhibit 99.1

Brookline Bancorp Announces Election of Paul A. Perrault as New CEO Upon the Retirement of Richard P. Chapman, Jr.

BROOKLINE, Mass.--(BUSINESS WIRE)--March 5, 2009--The board of directors of Brookline Bancorp, Inc. (“Brookline Bancorp”) is pleased to announce the election of Paul A. Perrault as Chief Executive Officer of Brookline Bancorp and its wholly-owned subsidiary, Brookline Bank, succeeding Richard P. Chapman, Jr. who is retiring after 35 years as Chief Executive Officer.

Mr. Perrault was the Chief Executive Officer from 1990 to 2008 of the Chittenden Corporation, a $7.4 billion bank holding company headquartered in Burlington, Vermont which operated 140 offices in Vermont, Massachusetts, Maine, New Hampshire and Connecticut.

Mr. Perrault will become Chairman and Chief Executive Officer of Brookline Bank and President of Brookline Bancorp effective March 16, 2009 and Chief Executive Officer of Brookline Bancorp on April 16, 2009, the date of the quarterly meeting of the board of directors. Mr. Chapman will continue as Chairman of Brookline Bancorp and a director of Brookline Bancorp and Brookline Bank.

CONTACT:
Brookline Bancorp, Inc.
Paul R. Bechet, 617-278-6405
Chief Financial Officer